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                                                                    EXHIBIT 23.1



                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 1997, except for Note 5, as to which the date is September 10, 1997, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-34829) and related Prospectus of Delphi International Ltd.
dated               , 1997, for the registration of 2,200,000 common shares and granting of common stock purchase rights.



                                          /s/        ERNST & YOUNG



Hamilton, Bermuda


October 29, 1997